Exhibit 99.1

Innodata Reports Second Quarter 2019 Results and Announces that Nick Toor Joins Board of Directors

NEW YORK – August 8, 2019 – INNODATA INC. (NASDAQ: INOD) today reported results for the second quarter and the six months ended June 30, 2019 and announced that Nick Toor, founding partner and chief investment officer of BlackRoot Capital, has been elected to Innodata’s board of directors.

•	Total revenue was $13.6 million in the second quarter of 2019, slightly above the midpoint of guidance the Company provided in conjunction with its first quarter results, and a 1% decline from $13.7 million in the first quarter of 2019. Total revenue was $14.3 million in the second quarter of 2018.

•	Net loss was $0.7 million in the second quarter of 2019, or $(0.03) per basic and diluted share, compared to a net loss of $0.5 million, or $(0.02) per basic and diluted share, in both the first quarter of 2019 and the second quarter of 2018. The results for the second quarter of 2019 include a one-time charge of $400,000 for an assessment of retroactive foreign social security contributions as a result of a recent decision by the Supreme Court of India that affects companies generally. The results for the second quarter of 2018 included a $675,000 non-cash goodwill impairment charge for the DDS segment.

•	For the first six months of 2019, total revenue was $27.3 million, a decline of 4% from $28.4 million in the first six months of 2018. Net loss was $1.1 million, or $(0.04) per basic and diluted share, in the first six months of 2019, which includes the $400,000 assessment referred to above. Net loss was $0.7 million, or $(0.03) per basic and diluted share, during the first six months of 2018, which included the $675,000 non-cash goodwill impairment charge referred to above.

•	Adjusted EBITDA (as defined below) was $0.3 million in the second quarter of 2019 (after giving effect to the $400,000 assessment referred to above), compared to $0.5 million in the first quarter of 2019. Adjusted EBITDA was $1.6 million in the second quarter of 2018.

•	Cash and cash equivalents were $12.3 million at June 30, 2019, compared to $10.9 million at December 31, 2018.

Some amounts in this press release have been rounded. All percentages have been calculated using unrounded amounts. The tables that accompany this release set out results by segment.

Jack Abuhoff, Chairman and CEO, said, “We are at an exciting time in our Company’s history. We can see that the business transformation we started a year ago is now poised to bear fruit. We believe we are positioning the Company on a course for future double-digit revenue growth, margin expansion and a simplified business model. To illustrate, our Synodex business is now hitting its stride and we expect strong revenue growth in that segment in the third quarter. We expect to share with you more details about Synodex and our other business segments in our next earnings call and our confidence in the strong revenue and profitability growth prospects of the Company. Our optimism around the work that we are doing is reflected in the stock buyback we announced in July.”

Abuhoff added, “Nick Toor, who was elected to our Board of Directors last Friday, is an astute investor with an impressive track record for both identifying and creating value, and I am excited to welcome him to our board. As a significant shareholder, Nick is very much aligned with helping build shareholder value. I have known Nick since he was at Jefferies, and I believe Nick will have a keen sense for helping us seize the right new market opportunities and execute with operational rigor. I am confident that Nick is going to make an important and positive impact on our Company.”

Toor stated, “Innodata’s at an exciting, pivotal point, with compelling new initiatives designed to expand addressable market and align with macro-trends in how the world is working with digital data. Innodata has made prescient, early investments in machine learning and artificial intelligence that it is now in a position to turn into new products and services. I am looking forward to working with Jack and the other board members to create significant value for shareholders.”

Prior to founding Blackroot, an investment fund focused on small-cap public equities, Toor was a partner and chief investment officer of Luzich Partners, a multi-strategy hedge fund and investment firm. Prior to Luzich Partners, Toor was managing director of Jefferies & Company, Inc. He joined Jefferies in 1994 when its investment banking group had fewer than a dozen bankers. During his tenure, Jefferies became the largest middle market-focused investment bank in the country, with an increase in market value from $50 million to over $3 billion. With his promotion to managing director, Toor became the youngest managing director in the firm’s history. He then served as the group head of the Media Investment Banking Group and helped guide Jefferies’ growth and strategic direction as a member of its Investment Banking Management Group. Prior to Jefferies, Toor was founder and CEO of Netsperanto.com, an online media company. Mr. Toor holds an MBA from the Harvard Business School, where he was the youngest member of his class, and a BA degree in Economics and Mathematics from Ohio Wesleyan University.

In order to provision for Mr. Toor’s appointment, Innodata expanded its board size to eight directors. Seven of the eight board members are independent, and four have been appointed within the last 18 months.

Non-GAAP Financial Measures

This press release and the accompanying tables include references to Adjusted EBITDA, which is a non-U.S. GAAP financial measure. We define Adjusted EBITDA as net income (loss) attributable to Innodata Inc. and its subsidiaries in accordance with GAAP before income taxes, depreciation and amortization of intangible assets, impairment charges, stock-based compensation, loss attributable to non-controlling interests and interest income (expense). We believe Adjusted EBITDA is useful to our management and investors in evaluating our operating performance and for financial and operational decision-making purposes. In particular, Adjusted EBITDA facilitates period-to-period comparisons of our core operating performance on a consistent basis by excluding items that are not reflective of our core operations across all segments or are not within our control and helps us identify underlying trends in our business. In this regard, we believe it provides useful information about our operating results, enhances the overall understanding of our past performance and future prospects, and allows for greater transparency with respect to key metrics used by management in our financial and operational decision-making. We also use this measure to establish operational goals for managing our business and evaluating our performance.

Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for results reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect tax payments, and such payments reflect a reduction in cash available to us;
•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs or for our cash expenditures or future requirements for capital expenditures or contractual commitments;
•	Adjusted EBITDA excludes the potential dilutive impact of stock-based compensation expense related to our workforce, interest income (expense) and net loss attributable to non-controlling interests, and these items may represent a reduction or increase in cash available to us;
•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; and
•	Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA should be considered alongside other financial performance measures, including various cash flow metrics, net income (loss) and our other GAAP results.

A reconciliation from net income (loss) to Adjusted EBITDA is attached to this release.

Timing of Conference Call with Q&A

Innodata will conduct an earnings conference call, including a question-and-answer period, at 11:00 AM eastern time today. You can participate in this call by dialing the following call-in numbers:

The call-in numbers for the conference call are:

1-888-394-8218 (Domestic)
1-323-701-0225 (International)

1-888-203-1112 (Domestic Replay)
1-719-457-0820 (International Replay)

Passcode on both: 9175657

It is recommended that participants dial in approximately 10 minutes prior to the start of the call. Investors are also invited to access a live Webcast of the conference call at the Investor Relations section of www.innodata.com. Please note that the Webcast feature will be in listen-only mode.

Call-in or Webcast replay will be available for 30 days following the conference call.

About Innodata

Innodata (NASDAQ: INOD) is a global services and technology company focused on data transformation, enrichment, and management. Through our data refinery platform and related products and services, we enable the world’s preeminent media, publishing and information services companies, as well as data-driven enterprises, to improve operational efficiency, drive growth, and bring new data-enabled products to market. Innodata Labs, our technology incubator, focuses on applied machine learning and emerging artificial intelligence. Our culture of innovation, quality, and service is present in everything we do.

Our venture companies include Synodex, a leader in medical record data transformation, and Agility PR Solutions, a provider of SaaS software and solutions for PR and communications professionals.

Forward Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “project,” “head start,” "believe," "expect," “can,” “continue,” “could,” “intend,” “may,” “should,” “will,” "anticipate," "indicate," "point to," “forecast,” “predict,” “likely,” “goals,” “optimistic,” “foster,” “estimate,” “plan”, “potential”, or the negatives thereof and other similar expressions generally identify forward-looking statements, which speak only as of the date hereof, although some forward-looking statements are expressed differently.

These forward-looking statements are based on our management’s current expectations, assumptions and estimates and are subject to a number of risks and uncertainties, including without limitation, that contracts may be terminated by clients; projected or committed volumes of work may not materialize in whole or in part; the primarily at-will nature of contracts with our Digital Data Solutions clients and the ability of these clients to reduce, delay or cancel projects; continuing Digital Data Solutions segment revenue concentration in a limited number of clients; continuing Digital Data Solutions segment reliance on project-based work; our inability to replace projects that are completed, canceled or reduced; our dependency on third-party content providers in our Agility segment; difficulty in integrating and deriving synergies from acquisitions, joint ventures and strategic investments; potential undiscovered liabilities of companies and businesses that we may acquire; potential impairment of the carrying value of goodwill and other acquired intangible assets of companies and businesses that we acquire; changes in our business or growth strategy; depressed market conditions; changes in external market factors; the ability and willingness of our clients and prospective clients to execute business plans which give rise to requirements for our services; changes in our business or growth strategy; the emergence of new or growing competitors; potential effects on our results of operations from interruptions in, or breaches of, our information technology systems and various other competitive and technological factors; and other risks and uncertainties indicated from time to time in our periodic filings with the Securities and Exchange Commission.

Our actual results could differ materially from the results referred to in the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks discussed in Part I, Item 1A. “Risk Factors,” Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and other parts of our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 26, 2019, and in the press releases and other communications to stockholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements will occur, and you should not place undue reliance on these forward-looking statements. We undertake no obligation to update or review any guidance or other forward-looking statements, whether as a result of new information, future developments or otherwise, other than as required under the Federal securities laws.

Company Contact

Suzanne Srsich

Innodata Inc.

ssrsich@innodata.com

(201) 371-8033

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars in thousands, except per-share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

Revenues	$13,639	$14,270	$27,333	$28,390

Operating costs and expenses:
Direct operating costs	9,575	9,929	19,135	19,823
Selling and administrative expenses	4,613	3,667	9,215	7,583
Goodwill impairment	-	675	-	675
Interest expense, net	12	10	23	14
Totals	14,200	14,281	28,373	28,095

Income (loss) before income taxes	(561)	(11)	(1,040)	295
Provision for income taxes	100	451	72	1,033
Net loss	(661)	(462)	(1,112)	(738)
Income (loss) attributable to non-controlling interests	(8)	4	(7)	(4)
Net loss attributable to Innodata Inc. and Subsidiaries	$(653)	$(466)	$(1,105)	$(734)

Loss per share attributable to Innodata Inc. and Subsidiaries:
Basic and diluted	$(0.03)	$(0.02)	$(0.04)	$(0.03)
Weighted average shares outstanding:
Basic and diluted	25,877	25,877	25,877	25,877

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands)

	June 30,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$12,261	$10,869
Accounts receivable, net of allowance for doubtful
accounts of $700 and $1,000, respectively	8,512	10,626
Prepaid expenses and other current assets	5,186	5,778
Total current assets	25,959	27,273
Property and equipment, net	6,960	6,813
Right of use asset	7,559	-
Other assets	2,218	2,436
Deferred income taxes	1,881	1,204
Intangibles, net	5,928	6,275
Goodwill	2,095	2,050
Total assets	$52,600	$46,051

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$5,190	$4,737
Accrued salaries, wages and related benefits	3,753	4,494
Income and other taxes	4,231	3,532
Current portion of long-term obligations	838	1,529
Operating lease liability - current portion	1,163	-
Total current liabilities	15,175	14,292
Deferred income taxes	547	571
Long-term obligations, net of current portion	3,114	4,062
Operating lease liability, net of current portion	7,266	-
Non-controlling interests	(3,447)	(3,440)
STOCKHOLDERS' EQUITY	29,945	30,566
Total liabilities and stockholders’ equity	$52,600	$46,051

INNODATA INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Adjusted EBITDA:	2019	2018	2019	2018
Net loss attributable to Innodata Inc. and Subsidiaries	$(653)	$(466)	$(1,105)	$(734)
Depreciation and amortization	752	840	1,561	1,724
Goodwill impairment	-	675	-	675
Stock-based compensation	145	131	273	271
Provision for income taxes	100	451	72	1,033
Interest expense, net	12	10	23	14
Non-controlling interests	(8)	4	(7)	(4)
Adjusted EBITDA	$348	$1,645	$817	$2,979

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Adjusted EBITDA – DDS Segment:	2019	2018	2019	2018
Net income (loss) attributable to DDS segment	$(22)	$(60)	$15	$(59)
Depreciation and amortization	365	461	790	963
Goodwill impairment	-	675	-	675
Stock-based compensation	127	129	244	267
Provision for income taxes	111	463	94	1,057
Interest expense, net	11	7	21	8
Non-controlling interests	2	(4)	(6)	(9)
Adjusted EBITDA – DDS Segment	$594	$1,671	$1,158	$2,902

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Adjusted EBITDA – Synodex Segment:	2019	2018	2019	2018
Net income (loss) attributable to Synodex segment	$(81)	$119	$69	$129
Stock-based compensation	3	-	6	-
Non-controlling interests	(10)	8	(1)	5
Adjusted EBITDA (Loss) – Synodex Segment	$(88)	$127	$74	$134

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Adjusted EBITDA – Agility Segment:	2019	2018	2019	2018
Net loss attributable to Agility Segment	$(550)	$(525)	$(1,189)	$(804)
Depreciation and amortization	387	379	771	761
Stock-based compensation	15	2	23	4
Provision for income taxes	(11)	(12)	(22)	(24)
Interest expense, net	1	3	2	6
Adjusted EBITDA (Loss) – Agility Segment	$(158)	$(153)	$(415)	$(57)

INNODATA INC. AND SUBSIDIARIES

REVENUE

(Unaudited)

(Dollars in thousands)

Revenue (by segment)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

DDS	$10,052	$10,826	$20,229	$21,303
Synodex	915	1,013	1,939	1,995
Agility	2,672	2,431	5,165	5,092
Total Revenue	$13,639	$14,270	$27,333	$28,390